UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 16, 2017
CLAYMORE EXCHANGE-TRADED FUND TRUST 2
(Exact name of registrant as specified in its charter)

Delaware	811-21910	81-2162522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

227 West Monroe Street
Chicago, Illinois 60606
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (312) 827-0100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On August 16, 2017, NYSE Regulation, Inc. (the “Staff”) provided written notice to Claymore Exchange-Traded Fund Trust 2 (the “Trust”) that it is not in compliance with the continued listing standard set forth in Rule 5.5(g)(2)(a)(1) of NYSE Arca Equities, Inc. (“NYSE Arca”). Rule 5.5(g)(2)(a)(1) requires that, in order to comply with NYSE Arca continued listing standards, a listed company must maintain, no fewer than 50 record and/or beneficial holders of Units for 30 or more consecutive trading days following the initial twelve-month period beginning upon the commencement of trading of a series of Units. Guggenheim U.S. Large Cap Optimized Volatility ETF (the “Fund”), a series of the Trust, was reported to have less than 50 beneficial shareholders as of August 1, 2017.
In accordance with NYSE Arca procedures, the Trust must submit a written response to the Staff outlining the Trust’s plan to increase the number of shareholders of the Fund and regain compliance with Rule 5.5(g)(2)(a)(1). The Trust intends to submit such a response in a timely manner. If the Staff accepts the Trust’s plan to re-gain compliance, the Staff will provide a six-month “cure period.” If the “cure period” is granted, on the business day following the date of such grant, NYSE Arca will make available on the consolidated tape a “below compliance” (.BC) indicator attached to the Fund’s ticker. In order for the Fund to re-gain compliance during the “cure period,” the Trust will be required to demonstrate that the Fund has had at least 50 record or beneficial shareholders over a period of two consecutive months. If the Trust is unable to demonstrate that the Fund has at least 50 (record or) beneficial holders at the end of the “cure period,” the Staff may delist the Fund.
Forward-Looking Statements
This report contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements may include words such as “anticipate,” “believe,” “may” and other words and terms of similar meaning, including in connection with any discussion of the timing or nature of future financial performance or other events. Such forward-looking statements are subject to certain risks and uncertainties, including whether the Fund is able to re-gain compliance with the NYSE Arca continued listing standards, whether the Fund is able to avoid potential delisting from the NYSE Arca, and other factors disclosed by the Trust from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, the Trust’s actual results may differ materially from those indicated or implied by such forward-looking statements. Except as required by law, the Trust disclaims any obligation to publicly update such statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Claymore Exchange-Traded Fund Trust 2

Date: August 18, 2017	By:	/s/ Donald C. Cacciapaglia
	Name:	Donald C. Cacciapaglia
	Title:	President and Chief Executive Officer